Exhibit 99.3

Banc One Credit Card Master Trust
Annual Statement
December 31, 2002

	Series 1996-A	Investor’s Interest All Series	Seller’s Interest	Total Trust

1. Amounts distributed to Certificateholders during 2002:
(a) Principal	0.00	1,190,069,950.90
(b) Interest	10,093,222.50	51,133,922.74
(c) Total	10,093,222.50	1,241,203,873.64

2. As of December 31, 2002, the amount that the unpaid principal amount of the Certificates exceeded the invested amount.	0.00	0.00

3. As of December 31, 2002:
(a) Trust Principal Receivables				2,779,340,792.89
(b) Trust Finance Charge Receivables				80,887,503.93
(c) Total				2,860,228,296.82

4. Invested Amount as of December 31, 2002:
(a) Class A	465,000,000.00	1,474,930,049.10
(b) Class B	35,000,000.00	35,000,000.00
(c) Total	500,000,000.00	1,509,930,049.10

5. As of December 31, 2002:
(a) Principal Allocation Percentage	17.99%	88.15%	11.85%	100.00%
(b) Floating Allocation Percentage	6.28%	51.38%	48.62%	100.00%

6. During 2002:
(a) Principal Collected	665,062,466.54	3,481,108,602.57	708,333,482.41	4,189,442,084.98
(b) Finance Charges Collected	80,320,126.07	474,056,855.27	127,966,468.52	602,023,323.79

7. Shared Principal Collected	321,820,173.98	2,129,380,502,80

8. Excess Finance Charge during 2002	35,577,743.84	217,709,176.94

9. Delinquencies as of December 31, 2002:
(a) 30 - 59 days				52,987,434.19
(b) 60 - 89 days				34,531,347.09
(c) 90 days +				70,488,300.82

10. Defaulted Amount during 2002	28,757,707.44	169,431,171.91	45,853,454.50	215,284,626.41

11. During 2002:
(a) Class A Investor Charge-offs	0.00	0.00
(b) Class B Investor Charge-offs	0.00	0.00

12. 2002 Servicing Fee	7,228,750.00	36,992,329.97

13. Portfolio Yield (average year to date)		12.71%

14. Series Enhancement Available as of December 31, 2002:
(a) Available to Class A	17,450,000.00
(b) Available to Class B	n/a
(c) Total	17,450,000.00

15. The amount of Series Enhancement used during 2002:
(a) To fund Class A Required Amount	0.00	0.00
(b) To fund Class B Required Amount	0.00	0.00

16. Series Enhancement Fees paid in 2002	247,978.30	1,624,919.87

17. Reallocated Principal Collections in 2002	0.00